Exhibit 99.1

LegalZoom Announces Leadership Transition

Current Chairman Jeffrey Stibel to become next CEO

John Murphy named Lead Independent Director

MOUNTAIN VIEW, Calif., July 9, 2024 – LegalZoom.com, Inc. (Nasdaq: LZ) today announced that the Company’s current Chairman of the Board of Directors, Jeffrey Stibel, has been named LegalZoom’s next CEO, effective immediately. LegalZoom has also appointed John Murphy as the Lead Independent Director of the Board. As part of this transition, current Chief Executive Officer Dan Wernikoff will be departing the Company, including resigning from the Board.

The Board and Mr. Wernikoff decided that now is the right time for this transition, as the Company increases its focus on shifting towards subscription-based revenue to drive long-term profitable growth.

“The Board identified Jeff as the ideal CEO to lead LegalZoom’s next chapter,” said Mr. Murphy. “He is a seasoned executive who has been a deeply involved member of the Board for nearly a decade, including serving in a leadership position as Chairman since 2018. Jeff possesses extensive knowledge of the Company’s product offerings, technology infrastructure, and attorney network, as well as the competitive landscape and customer segment. He also brings ideal experience to the role, having been an executive officer of numerous technology services companies where he successfully scaled and enhanced profitability for subscription technology offerings – an increasingly key strategic focus area for LegalZoom. Finally, as one of our largest individual investors, Jeff will be closely aligned with all our shareholders as he focuses on creating long term value.”

Mr. Stibel joined the Board of LegalZoom in 2014, and over the course of his career has established an extensive track record as both a successful investor and operating executive, with a focus on subscription businesses serving entrepreneurs. He has been a partner of Bryant Stibel & Company, an investment and strategic advisory platform, since 2013. Mr. Stibel served as the Vice Chairman of Dun & Bradstreet until the company was taken private in 2017 and was Chairman and CEO of a predecessor company acquired by Dun & Bradstreet, where he helped to grow the small business customer base nearly 500% to over two million subscribers. Prior to that, Mr. Stibel was President and CEO of Web.com, Inc., where he grew the business into one of the largest web services providers in the world until its sale, which resulted in a roughly 200% increase in shareholder value during his tenure. In his capacity as board member, investor and advisor while at Bryant Stibel, he has helped to grow subscription companies such as MyFitnessPal, Life360, McAfee and TeamViewer.

“I am thrilled to be taking on this new challenge across a $51 billion serviceable addressable market with our amazing team,” said Mr. Stibel. “Given our leading brand position and the progress we have made shifting our business towards subscription revenue, I believe that LegalZoom is well positioned to disrupt the legal and compliance services industry focused on serving small businesses and consumers. I especially want to thank Dan for his strong leadership and everything he has given to the business during his time as CEO. The team and I look forward to having more updates to share with investors and all our stakeholders on our second quarter earnings call.”

Mr. Wernikoff took over as CEO in October of 2019. He led the company through COVID-19, took it public in June 2021, and after building a world-class team across competencies, drove multiple new product launches.

Mr. Murphy continued, “The entire Board would like to thank Dan for his contributions to LegalZoom, and we wish him further success in the future. Dan built a strong foundation for growth, a talented and committed global organization and instilled a performance-based culture that will help ensure LegalZoom is well-positioned for its next phase.”

For the second quarter ending June 30, 2024, LegalZoom continues to expect revenue in the range of $172 million to $176 million and Adjusted EBITDA in the range of $25 million to $27 million. For the full year ending December 31, 2024, LegalZoom is reiterating that Adjusted EBITDA is expected to be in the range of $135 million to $145 million. The Company is reducing its revenue expectation for the full year to a range of $675 million to $685 million and its free cash flow expectation for the full year to a range of $75 million to $85 million.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our leadership transitions, our strategy and our guidance for the second quarter ended June 30, 2024 and the full year ending December 31, 2024.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations and fluctuations or declines in the number of business formations may adversely affect our business; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges on our business, including as a result of inflation, global conflict, supply chain issues and recessionary concerns; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the Securities and Exchange Commission, or SEC, on May 7, 2024, as well as those factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

About Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA and Free Cash Flow, each a non-GAAP financial measure. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define Adjusted EBITDA as Net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain other non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense.

Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:

•	may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and

•	does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.

We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis, as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

About LegalZoom

LegalZoom is the leading online platform for business formation in the United States. Driven by a mission to unleash entrepreneurship, LegalZoom delivers comprehensive legal, tax and compliance products and expertise for small business owners through easy-to-use technology. From free business formations to business management solutions and professional advisory services, LegalZoom supports millions of small business owners and their families throughout the entrepreneurial journey. Founded on the belief that everyone should have affordable access to legal and financial expertise, LegalZoom empowers entrepreneurs to make their dream a reality. To learn more about LegalZoom, visit www.legalzoom.com.

Investor Contact

investor@legalzoom.com

Media Contact

LegalZoom@longacresquare.com